UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             November 19, 2004 (September 3, 2004)

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (610) 480-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form Current Report on 8-K/A, Amendment No. 1, is being filed for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 with respect to the Current Report on Form 8-K filed by the registrant on September 7, 2004 regarding the acquisition of substantially all of the assets and certain liabilities of EnStructure Corporation (“EnStructure”).  The transaction was structured as an acquisition of the assets of EnStructure’s operating companies:  Sub-Surface Construction Co., Flint Construction Company, and Iowa Pipeline Associates.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired – EnStructure

(1)	Report of Independent Auditors

Combined Financial Statements – As of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001

Combined Statements of Financial Position
Combined Statements of Operations
Combined Statements of Cash Flows

Notes to Combined Financial Statements

(2)

Interim Combined Financial Statements – As of December 31, 2003 and September 3, 2004 and for the periods January 1, 2003 through August 31, 2003 and January 1, 2004 through September 3, 2004 (Unaudited)

Combined Statements of Financial Position
Combined Statements of Operations
Combined Statements of Cash Flows

Notes to Interim Combined Financial Statements

(b)	Pro Forma Financial Information (Unaudited).

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004 is not presented because the EnStructure transaction is included in the Company’s Condensed Consolidated Balance Sheet as of September 30, 2004 filed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2004
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

(c)	Exhibits.

23.1 Consent of Independent Accountants.

Report of Independent Auditors

To the Shareholder of Sub-Surface Construction Company,

Flint Construction Company and Iowa Pipeline Associates, Inc.:

In our opinion, the accompanying combined statements of financial position and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of Sub-Surface Construction Company, Flint Construction Company and Iowa Pipeline Associates, Inc. at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1 to the financial statements, effective January 1, 2002, the Companies changed its method of accounting related to goodwill in accordance with the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
September 3, 2004

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Combined Statements of Financial Position

December 31, 2003 and 2002

(in thousands of dollars)	2003	2002

Assets
Current assets
Cash	$28	$39
Accounts receivables (net of allowance for doubtful accounts of $66 and $10)	9,049	11,188
Accounts receivables - related party	884	869
Costs in excess of billings and estimated earnings on uncompleted contracts	82	657
Prepaid expenses	5,840	5,390
Other	598	23
Total current assets	16,481	18,166

Property, plant and equipment at original cost	40,761	41,459
Less accumulated depreciation	24,345	18,259
Net property and equipment	16,416	23,200
Other Assets
Goodwill	—	6,044
Other	134	158
Total other assets	134	6,202
Total assets	$33,031	$47,568
Liabilities and Shareholder’s Equity
Current liabilities
Accounts payable - related party	$23,982	$24,764
Current portion of long-term debt	56	127
Accounts payable	1,610	1,465
Deferred income taxes	14	11
Billings in excess of costs and estimated earnings on uncompleted contracts	—	620
Other	823	1,244
Total current liabilities	26,485	28,231
Other liabilities
Deferred income taxes	2,691	2,533
Long-term debt, net of current portion	9	30
Total other liabilities	2,700	2,563
Commitments and contingencies (Note 4)
Shareholder’s equity (Note 6)	3,846	16,774
Total liabilities and shareholder’s equity	$33,031	$47,568

The accompanying notes to combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Combined Statements of Operations

December 31, 2003, 2002 and 2001

(in thousands of dollars)	2003	2002	2001

Operating revenues
Construction services	$65,177	$92,517	$94,364
Construction services - related party	11,084	11,899	12,986
Total operating revenues	76,261	104,416	107,350
Operating expenses
Cost of revenues earned	66,950	90,178	90,735
General and administrative	11,441	11,982	11,906
Depreciation and amortization	6,083	6,204	5,827
Goodwill impairment charge	6,044	—	—
Asset impairment charge	1,621	728	—
Total operating expenses	92,139	109,092	108,468
Operating loss	(15,878)	(4,676)	(1,118)
Other income (expenses)
Interest expense	(1,031)	(1,006)	(1,268)
Other	149	(116)	(32)
	(882)	(1,122)	(1,300)
Loss before income taxes and cumulative effect of change in accounting principle	(16,760)	(5,798)	(2,418)
Income tax benefit	(3,832)	(1,886)	(499)
Loss before cumulative effect of change in accounting principle	(12,928)	(3,912)	(1,919)
Cumulative effect of change in accounting principle, net of income tax benefit of $0, $2,081 and $0 (Note 1)	—	(7,550)	—
Net loss	$(12,928)	$(11,462)	$(1,919)

The accompanying notes to combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Combined Statements of Cash Flows

December 31, 2003, 2002 and 2001

(in thousands of dollars)	2003	2002	2001

Cash flows provided by (used in) operating activities
Net loss	$(12,928)	$(11,462)	$(1,919)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,083	6,204	5,827
Deferred income tax expense (benefit)	161	(1,571)	1,300
Non-cash goodwill and asset impairment charges	7,665	728	—
Cumulative effect of change in accounting principle	—	9,631	—
Net (gain) loss on property sales	(6)	11	225
Changes in operating assets and liabilities:
Accounts receivables	2,139	2,505	(83)
Accounts receivables - related party	(15)	(869)	—
Costs in excess of billings and estimated earnings	575	(134)	(373)
Prepaid expenses	(450)	(5,296)	1,316
Other current assets	(575)	(19)	(4)
Other assets	24	11	(167)
Account payable - related party	(782)	2,538	6,233
Accounts payable	145	(791)	(1,093)
Billings in excess of costs and estimated earnings	(620)	417	120
Other current liabilities	(531)	(455)	(275)
Net cash provided by operating activities	885	1,448	11,107

Cash flows provided by (used in) investing activities
Property additions	(1,810)	(2,366)	(11,474)
Proceeds from property sales	896	765	327
Net cash used in investing activities	(914)	(1,601)	(11,147)

Cash flows provided by (used in) financing activities
Repayment of debt	(92)	(337)	(79)
Proceeds from other debt	—	—	211
Book overdrafts	110	434	—
Net cash provided by (used in) financing activities	18	97	132

Cash
Net increase (decrease)	(11)	(56)	92
Beginning of period	39	95	3

End of period	$28	$39	$95

The accompanying notes to combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Notes to Combined Financial Statements  (in thousands of dollars)

1.              Summary of Significant Accounting Policies

Nature of Operations

These combined financial statements represent the operations of Sub-Surface Construction Co., Iowa Pipeline Associates, Inc., and Flint Construction Company (collectively referred to as the “Companies”). On September 3, 2004, the Companies were acquired by InfraSource Services, Inc. Each of these companies is incorporated in the state of Michigan and, prior to their acquisition by InfraSource Services, Inc., were indirect wholly owned subsidiaries of SEMCO Energy, Inc (“SEMCO”). Sub-Surface Construction Co. and Iowa Pipeline Associates, Inc. are contractors specializing in natural gas distribution construction and their primary markets are in the Midwest United States. Flint Construction Company is a contractor specializing in construction services to the natural gas industry and its primary markets are in the Southern and Southeastern regions of the United States.

Basis of Presentation

These combined financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.  The financial statements of the Companies are presented on a combined basis, as these Companies were under the common control of SEMCO during the periods presented in these combined financial statements. In addition, there were no inter-company transactions between the Companies for the periods presented in these combined financial statements. In connection with the preparation of the financial statements, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. All dollar amounts are presented in thousands.

Financial Instruments

For cash, notes receivable, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair values because of the short maturity of these instruments.

Prepaid Expenses

Prepaid expenses consist primarily of insurance premiums paid.

Goodwill and Goodwill Impairment

On January 1, 2002, the Companies adopted Statement of Financial Accounting Standards (“SFAS”) 141, “Business Combinations” and SFAS 142, “Goodwill and Other Intangible Assets.”  SFAS 141 addresses financial accounting and reporting for all business combinations and requires that all business combinations entered into subsequent to June 30, 2001 be recorded under the purchase method. This Statement also addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. This Statement also addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition.

In compliance with SFAS 142, goodwill amortization ceased effective January 1, 2002. Prior to January 1, 2002, goodwill was being amortized on a straight-line basis over a period of 40 years. Goodwill amortization expense was $393 in 2001. The following table presents what would have been reported as net income (loss) in 2003, 2002 and 2001, exclusive of amortization expense (including any related tax effects) related to goodwill.

Years ended December 31,	2003	2002	2001

Reported net loss	$(12,928)	$(11,462)	$(1,919)

Add back goodwill amortization, net of income taxes	—	—	256

Adjusted net loss	$(12,928)	$(11,462)	$(1,663)

SFAS 142 also required that companies complete a transition impairment test in the year of adoption and perform subsequent impairment tests on the remaining goodwill balance annually or at any time when events occur which could impact the value of a business. If an impairment test of goodwill shows that the carrying amount of the goodwill is in excess of the fair value, a corresponding impairment loss would be recorded in the Combined Statements of Operations.

The transition impairment test was performed as of January 1, 2002 and indicated that $9,631 of the Companies’ goodwill related to Sub-Surface Construction Co. and Iowa Pipeline Associates, Inc. was impaired.  In accordance with SFAS 142, the impairment loss, net of income taxes, is reflected in the Companies’ Statement of Operations for the year 2002 as a cumulative effect of a change in accounting principle. In 2003, an impairment test was performed and it was determined that all of the Companies’ remaining goodwill related to Flint Construction Company was impaired. This impairment loss of $6,044 is reflected in the Companies’ Combined Statement of Operations for 2003 in operating expenses.

The following table summarizes changes in the carrying amount of goodwill for the past two years.

Balance as of December 31, 2001	$15,675
Impairment charge – January 1, 2002	(9,631)

Balance as of December 31, 2002	$6,044
Impairment charge – 2003	(6,044)

Balance as of December 31, 2003	$—

Property, Plant and Equipment

The Companies’ property, plant and equipment (“property”) is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets as follows:

Buildings	39 years
Leasehold Improvements	2-10 years
Machinery and Equipment	5-10 years
Autos and Trucks	5 years
Furniture and Fixtures	7 years
Computers & related equipment	5 years

	2003	2002

Property, Plant & Equipment
Land	$79	$79
Buildings	242	302
Leasehold improvements	414	344
Machinery and equipment	25,205	26,152
Trailers	1,907	1,076
Passenger autos and rolling stock	12,324	13,009
Furniture & Fixtures	346	459
Computers	244	36
Other property	—	2
Gross Property Plant & Equipment	$40,761	$41,459

Less accumulated depreciation	24,345	18,259

Net Property Plant & Equipment	$16,416	$23,200

Depreciation expense was $6,083, $6,204 and $5,434 in 2003, 2002 and 2001, respectively.

On January 1, 2002 the Companies adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS 144 requires the cost of long-lived assets be tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  The carrying amount of long-lived assets may not be recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets.  In that circumstance, an impairment loss would be recognized to the extent that the carrying amount of the long-lived assets exceeds the fair value of such assets.

During 2002 and 2003, impairment testing performed on the Companies’ long-lived assets indicated that there was a $728 and $1,621 impairment loss, respectively, for these periods. The long-lived assets were valued using a “held and used” model prescribed in SFAS 144. The impairment charges are included in operating expenses in the Companies’ Combined Statement of Operations for the years 2003 and 2002.

Revenue Recognition

The Companies recognize revenues as services are rendered.  In instances when projects are long-term, the Companies utilize the percentage of completion method of accounting. Revenues and costs recognized on uncompleted contracts are measured by the percentage of costs incurred to date to total estimated costs for each contract. Under this method, revenue is recognized throughout the contract period and is not deferred until completion of the contract.

Contract costs include all direct material and labor costs and those indirect costs relating to contract performance such as equipment rental and other costs. General and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

The asset, “cost and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed.  The liability, “billings in excess of cost and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Revenue Recognition – Uncompleted Contracts

Revenue Recognition – Uncompleted Contracts Years Ending	2003	2002

Cost, estimated earnings, and billings on uncompleted contracts are summarized as follows:
Cost incurred on uncompleted contracts	$96	$1,242
Estimated earnings	26	158
	122	1,400
Billings to date	40	1,363
	$82	$37

Included in the accompanying balance sheet under the following captions:
Cost and estimated earnings in excess of billings on uncompleted contracts	$82	$657
Billings in excess of cost and estimated earnings on uncompleted contracts	—	(620)
	$82	$37

Accounts Receivables

Trade accounts receivables are recorded at the billed amount and do not bear interest. Trade accounts receivables include retainage balances due from customers of $486 and $2,454 at December 31, 2003 and 2002, respectively. Allowance for doubtful accounts is based on a specific identification method. We review allowance for doubtful accounts monthly. Account balances are charged off against the allowance when we feel it is probable the receivable will not be recovered. Bad debt expense was $96, $378 and $60 in 2003, 2002 and 2001, respectively. The Company does not have any off-balance-sheet credit exposure related to its customers.

Major Customers

A significant portion of the Companies’ revenue was derived from five customers in 2003 and 2002 and four customers in 2001. SEMCO was one of these customers for each of these years. These customers, excluding SEMCO, accounted for approximately 60%, 63% and 50% of the Companies’ revenue for the years 2003, 2002 and 2001, respectively.

At December 31, 2003 and 2002, accounts receivable due from non-affiliate customers totaled $5,692 and $7,165, respectively. See Note 2 for revenue and accounts receivable from affiliates.

Income Taxes

The Companies are included in SEMCO’s consolidated federal income tax return and income tax expense or benefit is allocated to the Companies based upon their separate taxable income or loss.  SEMCO pays or collects any income tax expense or benefit allocated to the Companies.  As a result, all such amounts are reflected in accounts payable – related party, and the Companies did not pay or receive cash for income taxes for the years ended December 31, 2003, 2002, or 2001.

Retirement plan

The Companies participate in a defined contribution plan, commonly referred to as a 401(k) plan, available to all non-union employees. The Plan contains provisions for discretionary Company matching contributions.  There were not any discretionary contributions for the years 2003, 2002 or 2001.

Stock-Based Compensation.

The Companies account for all stock options using the intrinsic value method provided for under the provisions and related interpretations of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with SFAS 123, “Accounting for Stock-Based Compensation,” The Companies have chosen to account for these transactions under APB 25 for purposes of determining net income but must present the pro forma disclosures required by SFAS 123 as amended by SFAS 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” Under the intrinsic value method, there was no compensation expense associated with stock options for the years ended December 31, 2003, 2002 and 2001. If compensation expense had been determined in a manner consistent with the provisions of SFAS 123, the Companies’ net loss would have been increased to the pro forma amounts indicated in the table below.

Years Ended December 31,	2003	2002	2001

Net loss
As reported	$(12,928)	$(11,462)	$(1,919)
Deduct total stock-based employee Compensation expense determined under fair value based method for all awards, net of related tax effects	168	147	72
Pro forma	$(13,096)	$(11,609)	$(1,991)

Supplemental Disclosure of Cash Flow Information

All income taxes are paid by SEMCO, and accordingly, the Companies made no income tax payments for the years ended December 31, 2003, 2002, and 2001. Interest payable on advances from SEMCO is added to accounts payable – related party. As a result, the Companies did not make any specific cash payments for interest for the years ended December 31, 2003, 2002 and 2001.

2.              Related Party Transactions

The Companies are indirect wholly owned subsidiaries of SEMCO.  SEMCO has advanced funds for working capital and capital expenditures during 2003, 2002 and 2001.  Interest is assessed on the outstanding balance of the advances by SEMCO on a monthly basis at a variable rate of interest, which is based on a one month LIBOR plus the applicable margin on SEMCO’s short-term bank credit facility. At December 31, 2003, 2002 and 2001, the variable rate was 3.84%, 3.41% and 3.31%, respectively. Transactions between the Companies and SEMCO are as follows:

	2003	2002

Accounts receivable – related party	$884	$869
Accounts payable – related party	23,982	24,764

	2003	2002	2001

Revenue from services provided to SEMCO	$11,084	$11,899	$12,986
Interest expense incurred on amounts due SEMCO	1,003	979	1,243
Expenses for professional services provided by SEMCO	2,403	2,713	2,975

Professional services provided by SEMCO to the Companies include services such as legal, accounting, finance, treasury, human resources and information technology.

Flint Construction Company leases office space and storage yard facilities from Good and Fuller, LLC, an entity owned by the President and Vice President of Flint Construction Company. The lease for this office space expires August 26, 2004. Amounts paid under the lease agreement during the audit periods are:

2003	$160
2002	141
2001	139

3.              Income Taxes

The Companies account for income taxes in accordance with SFAS 109, “Accounting For Income Taxes.”  SFAS 109 requires recognition of deferred tax assets and deferred tax liabilities based upon the estimated future tax effects of temporary differences and carryforwards.

Summary of the components of the provision for income taxes:

	2003	2002	2001
Federal income tax expense (benefit)
Current	$(3,867)	$(2,653)	$(2,146)
Deferred	161	(1,571)	1,300

State income tax expense (benefit)
Current	(126)	257	347
Deferred	—	—	—
Total income tax benefit	$(3,832)	$(3,967)	$(499)

The table below provides a reconciliation of the difference between the Companies’ provision for income taxes and income taxes computed at the statutory rate.

	2003	2002	2001

Net loss	$(12,928)	$(11,462)	$(1,919)
Add back income tax benefit	(3,832)	(3,967)	(499)
Pre-tax loss	$(16,760)	$(15,429)	$(2,418)

	2003	2002	2001

Computed federal income taxes at statutory rate	$(5,866)	$(5,400)	$(847)
State income tax expense (benefit), net of federal tax	(83)	167	225
Goodwill impairment charge not deductible for tax	2,115	1,289	—
Other	2	(23)	123
Total income tax benefit	$(3,832)	$(3,967)	$(499)

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.  The tables below show the principle components of the Companies’ net deferred tax liability and the gross amounts of the Companies’ deferred tax liabilities and assets.

	2003	2002
Deferred tax liabilities (assets):
Property, plant and equipment	$4,293	$4,309
Goodwill	(1,608)	(1,782)
Other	20	17
Net deferred tax liability	$2,705	$2,544

	2003	2002
Gross deferred tax liabilities (assets):
Gross deferred tax liabilities	$4,324	$4,350
Gross deferred tax assets	(1,619)	(1,806)
Net deferred tax liability	$2,705	$2,544

4.              Commitments and Contingencies

Operating Leases

The Companies rent equipment for jobs on a short-term basis as needed and yard space on a month-to-month basis. If required, longer-term leases are entered into for the rental of office space and yards, none of which extend beyond 2005. A schedule of office space lease obligations follows:

2004	$376
2005	254
2006	240
2007	240
2008	240

Total operating lease expense was $524, $613 and $566 in 2003, 2002 and 2001, respectively. These payments include the leasing of office space from a related party (See Note 2).

Other Contingencies

In the normal course of business, the Companies may be a party to certain lawsuits and administrative proceedings before various courts and government agencies.  These lawsuits and proceedings may involve personal injury, property damage, contractual issues and other matters.  Management cannot predict the ultimate outcome of any pending or threatening litigation of actual or possible claims; however, management believes resulting liabilities, if any, will not have a material adverse impact upon the Companies’ financial position or results of operations.

Book overdrafts

Book overdrafts represent outstanding checks that have not cleared the bank and will be funded when presented to the bank for payment. Book overdrafts of $544 and $434 have been included in other current liabilities in the Companies’ Combined Statements of Financial Position as of December 31, 2003 and December 31, 2002, respectively.

5.              Debt

Long-term Debt	2003	2002

Notes payable to insurance premium finance company unsecured with monthly payments of $5 to both July 2003 and 2004, respectively, at an interest rate of 6.25% and 5.5%, respectively	$37	$37

Notes payable to a finance company, secured by equipment, with monthly payments of $7 to January 2003 at an interest rate of 2.04% per annum	—	7

Notes payable to a finance company, secured by equipment, with monthly payments of $4 to July 2003 at an interest rate of 0.0% per annum	—	27

Notes payable to a finance company, secured by equipment, with monthly payments of $2 to January 2004 at an interest rate of 0.0% per annum	—	31

Notes payable to a finance company, secured by a vehicle, with monthly payments of $1 to July 2005	20	22

Notes payable to an equipment-leasing firm, unsecured, with monthly payments of $3 to April 2003 at an interest rate of 0.00%.	—	17

Notes payable to a finance company, secured by a vehicle, with monthly payments of $1 to September 2004	8	16
	65	157

Less current portion of long-term debt	(56)	(127)
Net long-term debt	$9	$30

Future minimum payments are as follows:
2003	$—	$127
2004	56	22
2005	9	8
	$65	$157

6.              Shareholder’s equity

Shareholder’s equity, as presented in the Combined Statements of Financial Position, reflects SEMCO’s 100% ownership in the Companies. The following tables present SEMCO’s equity and changes in equity in each of the Companies for the years ended December 31, 2003, 2002 and 2001.

2003	Combined	Sub- Surface	Flint	Iowa Pipeline

Common Stock (1)
Beginning balance	$217	$—	$217	$—
Issuance of common stock	—	—	—	—
Ending balance	$217	$—	$217	$—

Capital Surplus
Beginning balance	$25,374	$11,270	$6,901	$7,203
Capital contributions	—	—	—	—
Ending balance	$25,374	$11,270	$6,901	$7,203

Retained earnings (accumulated deficit)
Beginning balance	$(8,817)	$(6,874)	$4,006	$(5,949)
Net loss	(12,928)	(2,665)	(7,779)	(2,484)
Ending balance	$(21,745)	$(9,539)	$(3,773)	$(8,433)

Total shareholder’s equity (deficit)	$3,846	$1,731	$3,345	$(1,230)

2002	Combined	Sub- Surface	Flint	Iowa Pipeline

Common Stock (1)
Beginning balance	$217	$—	$217	$—
Issuance of common stock	—	—	—	—
Ending balance	$217	$—	$217	$—

Capital Surplus
Beginning balance	$25,374	$11,270	$6,901	$7,203
Capital contributions	—	—	—	—
Ending balance	$25,374	$11,270	$6,901	$7,203

Retained earnings (accumulated deficit)
Beginning balance	$2,645	$772	$3,073	$(1,200)
Net income (loss)	(11,462)	(7,646)	933	(4,749)
Ending balance	$(8,817)	$(6,874)	$4,006	$(5,949)

Total shareholder’s equity	$16,774	$4,396	$11,124	$1,254

2001	Combined	Sub- Surface	Flint	Iowa Pipeline

Common Stock (1)
Beginning balance	$217	$—	$217	$—
Issuance of common stock	—	—	—	—
Ending balance	$217	$—	$217	$—

Capital Surplus
Beginning balance	$25,374	$11,270	$6,901	$7,203
Capital contributions	—	—	—	—
Ending balance	$25,374	$11,270	$6,901	$7,203

Retained earnings (accumulated deficit)
Beginning balance	$4,564	$3,752	$481	$331
Net income (loss)	(1,919)	(2,980)	2,592	(1,531)
Ending balance	$2,645	$772	$3,073	$(1,200)

Total shareholder’s equity	$28,236	$12,042	$10,191	$6,003

(1)          Sub-Surface Construction Co.’s common stock has a par value of $1 per share, with 100 shares authorized and outstanding.

Flint Construction Company’s common stock has a par value of $1 per share, with    550,000 shares authorized and 216,553 shares outstanding.

Iowa Pipeline Associates Inc.’ common stock has a par value of $1 per share, with 100 shares authorized and outstanding.

7.              Stock-Based Compensation

Employees of the Companies may be granted incentive compensation under SEMCO’s long-term incentive plans.  SEMCO has a long-term incentive plan providing for the issuance of up to 500,000 shares of non-qualified common stock options, adjusted for any subsequent stock dividends and stock splits. During 2000, SEMCO’s Board of Directors approved a second such plan that provides for the issuance of non-qualified stock options up to an amount not to exceed five percent of the total outstanding shares of SEMCO. The options are reserved for the executives and directors of SEMCO and are awarded based upon both SEMCO’s and individual’s performance. The options vest at the rate of 33 1/3% per year beginning one year after the date of grant and expire ten years after the grant date.

The exercise price of all the options granted is equal to the average of the high and low market price on the options’ grant date. Both the number of options granted and the exercise price are adjusted accordingly for any stock dividends and stock splits occurring during the options’ life. The fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model and the weighted average assumptions shown in the table below.

	2003	2002	2001
SEMCO Energy, Inc. Common Stock Options
Risk-free interest rate	2.94%	4.41%	4.75%
Dividend yield	8.02%	6.73%	5.89%
Volatility	41.81%	34.39%	29.42%
Average expected term (years)	5	5	5
Fair value of options granted	$0.52	$1.38	$2.52

The following table summarizes information concerning outstanding and exercisable options for the Companies’ employees at December 31, 2003.

	Options Outstanding			Options Exercisable
Range of Exercisable Prices	Number Outstanding	Remaining Contractual Life in Years	Weighted Average Exercise Price ($)	Number Exercisable	Weighted Average Exercise Price ($)
SEMCO Energy, Inc. Common Stock
$4.37 - $4.37	68,335	9.17	4.37	—	—
$7.43 - $7.43	235,000	8.17	7.43	78,335	7.43
$14.26 - $14.26	157,500	7.17	14.26	105,000	14.26
	460,835			183,335

There were 935,260 employee stock options available for grant under the SEMCO plans at December 31, 2003. The following table shows the stock option activity for the Companies’ participants during the past three years and the number of stock options exercisable by the Companies’ participants under SEMCO’s plans at the end of each such year.

	Number Of Options	Weighted Average Exercise Price ($)

SEMCO Energy Inc. Common Stock

Outstanding at December 31, 2000	—	—
Granted	157,500	14.26
Exercised	—	—
Canceled	—	—
Outstanding at December 31, 2001	157,500	14.26
Granted	235,000	7.43
Exercised	—	—
Canceled	—	—
Outstanding at December 31, 2002	392,500	10.17
Granted	68,335	4.37
Exercised	—	—
Canceled	—	—
Outstanding at December 31, 2003	460,835	9.31

Exercisable at December 31, 2001	—	—
Exercisable at December 31, 2002	52,500	14.26
Exercisable at December 31, 2003	183,335	11.34

For further information regarding stock-based compensation, refer to the caption “Stock-Based Compensation” in Note 1.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Unaudited Combined Statements of Financial Position

December 31, 2003 and September 3, 2004

(in thousands of dollars)	December 31, 2003	September 3, 2004
Assets
Current assets

Cash	$28	$—
Accounts receivable (net of allowance for doubtful accounts of $162 and $66)	9,049	6,592
Accounts receivable - related party	884	1,148
Costs in excess of billings and estimated earnings on uncompleted contracts	82	1,404
Prepaid expenses	5,840	3,168
Other	598	377
Total current assets	16,481	12,689

Property plant and equipment	40,761	41,866
Less accumulated depreciation	24,345	30,618
Net property and equipment	16,416	11,248

Other assets	134	—

Total assets	$33,031	$23,937
Liabilities and Shareholder’s Equity
Current liabilities

Accounts payable	$1,610	$1,157
Accounts payable - related party	23,982	22,787
Billings in excess of costs and estimated earnings on uncompleted contracts	—	132
Deferred income taxes	14	—
Current portion of long term debt	56	—
Other	823	1,456
	26,485	25,532
Other liabilities
Deferred income taxes	2,691	1,030
Long-term debt, net of current portion	9	—
Total other liabilities	2,700	1,030

Commitments and contingencies (Note 3)
Shareholder’s equity (Note 4)	3,846	(2,625)
Total liabilities and shareholder’s equity	$33,031	$23,937

The accompanying notes to unaudited combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Unaudited Combined Statements of Operations

For the periods January 1, 2003 through August 31, 2003 and January 1, 2004 through September 3, 2004

(in thousands of dollars)	January 1, 2003 through August 31, 2003	January 1, 2004 through September 3, 2004

Operating revenues
Construction services	$38,649	$34,105
Construction services - related party	6,935	6,263
Total operating revenues	45,584	40,368
Operating expenses
Cost of revenues earned	40,651	33,990
General and administrative	6,684	8,974
Depreciation and amortization	4,179	4,627
Asset impairment charge	—	1,929
Total operating expenses	51,514	49,520
Operating loss	(5,930)	(9,152)
Other income (expenses)
Interest expense	(643)	(743)
Other	108	65
	(535)	(678)
Loss before income taxes	(6,465)	(9,830)
Income tax benefit	(2,257)	(3,359)

Net loss	$(4,208)	$(6,471)

The accompanying notes to unaudited combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Unuadited Combined Statements of Cash Flows

For the periods January 1, 2003 through August 31, 2003 and January 1, 2004 through September 3, 2004

(in thousands of dollars)	January 1, 2003 through August 31, 2003	January 1, 2004 through September 3, 2004

Cash flows provided by (used in) operating activities
Net loss	$(4,208)	$(6,471)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,179	4,627
Deferred income tax benefit	(685)	(1,675)
Non-cash asset impairment charges	—	1,929
Net gain on property sales	(178)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(2,846)	2,457
Accounts receivable - related party	(206)	(264)
Costs in excess of billings and estimated earnings	(309)	(1,322)
Prepaid expenses	2,792	2,672
Other current assets	8	402
Other assets	19	(47)
Account payable - related party	1,495	(1,195)
Accounts payable	1,104	(453)
Billings in excess of costs and estimated earnings	(77)	132
Other current liabilities	(256)	18
Net cash provided by operating activities	832	809

Cash flows provided by (used in) investing activities
Property additions	(635)	(1,399)
Proceeds from property sales	660	12
Net cash used in investing activities	25	(1,387)

Cash flows provided by (used in) financing activities
Repayment of debt	(120)	(65)
Book overdrafts	134	615
Net cash provided by financing activities	14	550

Cash
Net increase (decrease)	871	(28)
Beginning of period	39	28

End of period	$910	$—

The accompanying notes to unaudited combined financial statements are an integral part of these statements.

Sub-Surface Construction Co.

Flint Construction Company

Iowa Pipeline Associates, Inc.

Notes to Unaudited Combined Financial Statements  (in thousands of dollars)

1.              Summary of Significant Accounting Policies

Nature of Operations

These unaudited combined financial statements represent the operations of Sub-Surface Construction Co., Iowa Pipeline Associates, Inc., and Flint Construction Company (collectively referred to as the “Companies”). On September 3, 2004, the Companies were acquired by InfraSource Services, Inc. (“InfraSource”).  Each of these companies is incorporated in the state of Michigan and, prior to their acquisition by InfraSource, were indirect wholly owned subsidiaries of SEMCO Energy, Inc (“SEMCO”).  Sub-Surface Construction Co. and Iowa Pipeline Associates, Inc. are contractors specializing in natural gas distribution construction and their primary markets are in the Midwest United States. Flint Construction Company is a contractor specializing in construction services to the natural gas industry and its primary markets are in the Southern and Southeastern regions of the United States.

Basis of Presentation

These unaudited combined financial statements include results of operations and cash flows of the Companies for the period of January 1, 2003 through August 31, 2003 and the period of January 1, 2004 through September 3, 2004, prior to the acquisition by InfraSource, and the financial position of the Companies at September 3, 2004, prior to the acquisition by InfraSource.  These financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.  The financial statements of the Companies are presented on a combined basis, as these Companies were under the common control of SEMCO during the periods presented in these combined financial statements. In addition, there were no inter-company transactions between the Companies for the periods presented in these combined financial statements. In connection with the preparation of the financial statements, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates. All dollar amounts are presented in thousands.

Impairment

During the period ended September 3, 2004, impairment testing performed on the Companies’ long-lived assets indicated that there was a $1,929 impairment loss.  The long-lived assets were valued using a “held and used” model prescribed in Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The impairment charge is included in operating expenses in the Companies’ Unaudited Combined Statement of Operations.

Revenue Recognition

The Companies recognize revenues as services are rendered.  In instances when projects are long-term, the Companies utilize the percentage of completion method of accounting. Revenues and costs recognized on uncompleted contracts are measured by the percentage of costs incurred to date to total estimated costs for each contract. Under this method, revenue is recognized throughout the contract period and is not deferred until completion of the contract.

Contract costs include all direct material and labor costs and those indirect costs relating to contract performance such as equipment rental and other costs. General and administrative costs are charged to expense as incurred.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

The asset, “cost and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed.  The liability, “billings in excess of cost and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Revenue Recognition – Uncompleted Contracts at September 3, 2004

Cost incurred on uncompleted contracts	$3,062
Estimated earnings	1,094
4,156
Less billings to date	2,884
$1,272

Cost and estimated earnings in excess of billings on uncompleted contracts	$1,404
Billings in excess of cost and estimated earnings on uncompleted contracts	(132)
$1,272

Major Customers

A significant portion of the Companies’ revenue was derived from five customers during the period of January 1, 2004 through September 3, 2004 and the period of January 1, 2003 through August 31, 2003. SEMCO was one of these customers. These customers, excluding SEMCO, accounted for approximately 68% of the Companies’ revenue during the period of January 1, 2004 through September 3, 2004 and approximately 60% of the Companies’ revenue during the period of January 1, 2003 through August 31, 2003.

At September 3, 2004, accounts receivable due from these non-affiliate major customers totaled $4,636. See Note 2 for revenue and accounts receivable from affiliates.

Stock-Based Compensation.

The Companies account for all stock options using the intrinsic value method provided for under the provisions and related interpretations of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with SFAS 123, “Accounting for Stock-Based Compensation,” the Companies have chosen to account for these transactions under APB 25 for purposes of determining net income but must present the pro forma disclosures required by SFAS 123 as amended by SFAS 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” Under the intrinsic value method, there was no compensation expense associated with stock options for the period of January 1, 2004 through September 3, 2004 and the period of January 1, 2003 through August 31, 2003. If compensation expense had been determined in a manner consistent with the provisions of SFAS 123, the Companies’ net loss for the periods would have been increased to the pro forma amounts indicated below.

	January 1 through August 31, 2003	January 1 through September 3 2004
Net loss
As reported	$(4,208)	$(6,471)
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	112	64
Pro forma	$(4,320)	$(6,535)

Supplemental Disclosure of Cash Flow Information

All income taxes are paid by SEMCO, and accordingly, the Companies made no income tax payments for the period of January 1, 2004 through September 3, 2004 and the period of January 1, 2003 through August 31, 2003.  Interest payable on advances from SEMCO is added to accounts payable – related party. As a result, the Companies did not make any specific cash payments for interest for the periods covered by these financial statements.

2.              Related Party Transactions

The Companies are indirect wholly owned subsidiaries of SEMCO.  SEMCO has advanced funds for working capital and capital expenditures during 2004 and 2003.  Interest is assessed on the outstanding balance of the advances by SEMCO on a monthly basis at a variable rate of interest, which is based on a one month LIBOR plus the applicable margin on SEMCO’s short-term bank credit facility. At September 3, 2004, the variable rate was 4.69%. Transactions between the Companies and SEMCO are as follows:

At September 3, 2004:
Accounts receivable – related party	$1,148
Accounts payable – related party	22,787

For the period January 1 through September 3, 2004:
Revenue from construction services provided to SEMCO	$6,263
Interest expense incurred on amounts due SEMCO	728
Expenses for professional services provided by SEMCO	2,184

For the period January 1 through August 31, 2003:
Revenue from construction services provided to SEMCO	$6,935
Interest expense incurred on amounts due SEMCO	625
Expenses for professional services provided by SEMCO	1,602

Professional services provided by SEMCO to the Companies include services such as legal, accounting, finance, treasury, human resources and information technology.

Flint Construction Company leases office space and storage yard facilities from Good and Fuller, LLC, an entity owned by the President and Vice President of Flint Construction Company. The lease for these facilities expired August 26, 2004 but was renewed for six additional months under the terms of an amendment to the lease agreement. Flint Construction Company paid $106 under the lease agreement during the period of January 1, 2004 through September 3, 2004.

3.              Commitments and Contingencies

In the normal course of business, the Companies may be a party to certain lawsuits and administrative proceedings before various courts and government agencies.  These lawsuits and proceedings may involve personal injury, property damage, contractual issues and other matters.  Management cannot predict the ultimate outcome of any pending or threatening litigation of actual or possible claims; however, management believes resulting liabilities, if any, will not have a material adverse impact upon the Companies’ financial position or results of operations.

Book overdrafts

Book overdrafts represent outstanding checks that have not cleared the bank and will be funded when presented to the bank for payment. Book overdrafts of $1,159 have been included in other current liabilities in the Companies’ Unaudited Combined Statement of Financial Position as of September 3, 2004.

4.              Shareholder’s equity

Shareholder’s equity, as presented in the Unaudited Combined Statement of Financial Position at September 3, 2004, reflects SEMCO’s 100% ownership in the Companies. The following table presents SEMCO’s equity and changes in equity in each of the Companies for the period of January 1, 2004 through September 3, 2004.

	Combined	Sub- Surface	Flint	Iowa Pipeline

Common Stock (1)
Beginning balance	$217	$—	$217	$—
Issuance of common stock	—	—	—	—
Ending balance	$217	$—	$217	$—

Capital Surplus
Beginning balance	$25,374	$11,270	$6,901	$7,203
Capital contributions	—	—	—	—
Ending balance	$25,374	$11,270	$6,901	$7,203

Retained earnings (accumulated deficit)
Beginning balance	$(21,745)	$(9,539)	$(3,773)	$(8,433)
Net loss	(6,471)	(1,913)	(1,571)	(2,987)
Ending balance	$(28,216)	$(11,452)	$(5,344)	$(11,420)

Total shareholder’s equity (deficit)	$(2,625)	$(182)	$1,774	$(4,217)

(1)          Sub-Surface Construction Co.’s common stock has a par value of $1 per share, with 100 shares authorized and outstanding.

Flint Construction Company’s common stock has a par value of $1 per share, with 550,000 shares authorized and 216,553 shares outstanding.

Iowa Pipeline Associates Inc.’s common stock has a par value of $1 per share, with 100 shares authorized and outstanding.

INFRASOURCE SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statements of operations of InfraSource Services, Inc. (“InfraSource”, the “Company”, “we,” “us,” or “our”) for the year ended December 31, 2003 and the nine months ended September 30, 2004, give effect to the September 3, 2004  acquisition of EnStructure Corporation (“EnStructure”), including its operating companies, Sub-Surface Construction, Flint Construction Company and Iowa Pipeline Associates, as if the transaction had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated statement of operations of InfraSource for the year ended December 31, 2003, also give effect to the acquisitions of InfraSource Incorporated and certain of its wholly owned subsidaries (collectively, the “InfraSource Group”) (the “Merger”) (see note 2) and Maslonka & Associates, Inc. (“ Maslonka”) (see note 3) completed on September 24, 2003 and January 27, 2004, respectively, as if these transactions had occurred on January 1, 2003.  The unaudited pro forma condensed consolidated statement of operations of InfraSource for the nine months ended September 30, 2004, also gives effect to the Maslonka acquisition as if it had occurred on January 1, 2003.

In our unaudited pro forma condensed consolidated statements of operations we have also included an adjustment related to our initial public offering  (“IPO”) of 8,500,000 shares of common stock at a price to the public of $13 per share, which was completed on May 12, 2004.

The following unaudited pro forma condensed consolidated statements of operations have been derived by applying pro forma adjustments attributable to the Merger, the Maslonka acquisition and the EnStructure acquisition to the historical financial statements of InfraSource, InfraSource Incorporated (predecessor entity), Maslonka and EnStructure.  The historical condensed consolidated statement of operations of InfraSource for the year ended December 31, 2003 has been derived from the historical audited consolidated financial statements of InfraSource for the period May 30, 2003 (date of inception) to December 31, 2003 and results for the predecessor entity, InfraSource Incorporated, for the period January 1, 2003 to September 23, 2003, which were included in our Prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424 (b)(1) (SEC File Number 333-112375) and contained in the related registration statement declared effective on May 6, 2004 (the “IPO Prospectus”).  InfraSource had no operating activity prior to the acquisition of InfraSource Group on September 24, 2003. The historical condensed consolidated statement of operations of InfraSource for the nine months ended September 30, 2004 has been derived from the historical unaudited consolidated financial statements of InfraSource previously filed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The historical consolidated statements of operations of Maslonka have been derived from the historical audited financial statements of Maslonka for the year ended December 31, 2003, which were also included in the IPO Prospectus.  The historical combined statements of operations of EnStructure, have been derived from the historical financial statements of EnStructure, which are included in this Form 8-K/A.

In our unaudited pro forma condensed consolidated statements of operations, we have accounted for each of the Merger, the Maslonka acquisition and the EnStructure acquisition as a purchase in accordance with SFAS No. 141, “Business Combinations.” Under purchase accounting, the total acquisition consideration is allocated to our assets and liabilities based upon preliminary estimates of fair value.  The final allocations of acquisition consideration for the Maslonka and EnStructure acquisitions will be based on final valuation analyses, which we expect to be completed in the first quarter of 2005 and the fourth quarter of 2004, respectively. Any adjustments based on these final valuation analyses may change the allocations of the acquisition consideration, which could affect the fair value assigned to our assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated statements of operations.

We have based our unaudited pro forma adjustments upon available information and assumptions that we consider reasonable. The unaudited pro forma condensed consolidated financial data is presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes of InfraSource, Maslonka and EnStructure.  Our unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what our actual results of operations would have been had the transactions occurred as of the date or for the periods indicated, nor does it purport to represent our future results of operations.

InfraSource Services, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For The Period January 1 - December 31, 2003

(in thousands, except per share data)

	Historical
	InfraSource Services, Inc. For the Period May 30 to December 31, 2003	Predecessor entity InfraSource,Inc. For the Period January 1 to September 23, 2003	Merger Adjustments		Historical Maslonka	Maslonka Acquisition Adjustments		Historical EnStructure	EnStructure Acquisition Adjustments		IPO Adjustments		Pro Forma Consolidated
	(1)	(1)	(2)		(1)	(3)		(1)	(4)		(5)

Contract revenues	$137,996	$382,627	$—		$38,549	$—		$76,261	$—		$—		$635,433
Cost of revenues	114,195	330,322	(2,684	) (a)	26,457	(177	) (g)	73,033	422	(o)			541,568
Gross profit	23,801	52,305	2,684		12,092	177		3,228	(422)		—		93,865

Selling, general and administrative expenses	14,144	50,062	75	(b)	6,955	(3,463	) (h)	11,441	—		—		79,214
Merger-related costs	—	16,242	(16,242	) (c)	—	—		—	—		—		—
Provision for uncollectible accounts	178	236	—		—	—		—	—		—		414
Goodwill and asset impairment charges	—	—	—		—	—		7,665	—		—		7,665
Amortization of intangible assets	2,600	—	1,500	(d)	—	9,400	(i)	—	—		—		13,500
Income (loss) from operations	6,879	(14,235)	17,351		5,137	(5,760)		(15,878)	(422)		—		(6,928)
Interest income	60	1,376	—		68	—							1,504
Interest expense and amortization of debt	(3,970)	(27)	(9,687	) (e)	(94)	9	(g)	(1,031)	804	(p)	5,280	(u)	(8,716)
Other income (expense)	(336)	(3,556)	—		106	—		149	—		—		(3,637)
Income (loss) before taxes	2,633	(16,442)	7,664		5,217	(5,751)		(16,760)	382		5,280		(17,777)
Income tax expense (benefit)	1,086	(5,240)	3,142	(f)	2,065	(2,358)		(3,832)	157	(q)	2,165	(v)	(2,815)
Income (loss) from continuing operations	$1,547	$(11,202)	$4,522		$3,152	$(3,393)		$(12,928)	$225		$3,115		$(14,962)

Weighted average basic common shares outstanding (6)	10,782												38,678
Weighted average diluted common shares outstanding (6)	11,031												38,678
Basic income (loss) per share -continuing operations	$0.14												$(0.39)
Diluted income (loss) per share - continuing operations	0.14												(0.39)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

InfraSource Services, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For The Nine Months Ended September 30, 2004

(in thousands, except per share data)

	Historical InfraSource Services, Inc. For the Nine Months Ended September 30, 2004	Historical Maslonka	Maslonka Acquisition Adjustments		Historical EnStructure	EnStructure Acquisition Adjustments		IPO Adjustments		Pro Forma Consolidated
	(1)	(1)	(3)		(1)	(4)		(5)

Contract revenues	$456,622	$14,254	$—		$40,368	$—		$—		$511,244
Cost of revenues	381,173	9,069	—		38,617	281	(r)	—		429,140
Gross profit	75,449	5,185	—		1,751	(281)		—		82,104

Selling, general and administrative expenses	47,747	33,105	(1,473	)(l)	8,974	—		—		88,353
Merger-related costs	(334)	—	—		—	—		—		(334)
Provision (recoveries) for uncollectible accounts	(367)	—	—		—	—		—		(367)
Goodwill and asset impairment charges	—	—	—		1,929	—		—		1,929
Amortization of intangible assets	10,989	—	783	(m)	—	—		—		11,772
Income (loss) from operations	17,414	(27,920)	690		(9,152)	(281)		—		(19,249)
Interest income	350	11	—		—					361
Interest expense and amortization of debt	(8,161)	(125)	125	(k)	(743)	593	(s)	1,898	(w)	(6,413)
Loss on early extinguishment of debt	(5,549)	—	—		—	—		—		(5,549)
Other income (expense)	1,126	(67)	—		65	—		—		1,124
Income (loss) before taxes	5,180	(28,101)	815		(9,830)	312		1,898		(29,726)
Income tax expense (benefit)	2,072	(5,140)	326	(n)	(3,359)	125	(t)	759	(x)	(5,217)
Income (loss) from continuing operations	$3,108	$(22,961)	$489		$(6,471)	$187		$1,139		$(24,509)

Weighted average basic common shares outstanding (6)	33,924									39,069
Weighted average diluted common shares outstanding (6)	34,918									39,069
Basic income (loss) per share - continuing operations	$0.09									$(0.63)
Diluted income (loss) per share - continuing operations	0.09									(0.63)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

INFRASOURCE SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(1)         Historical Financial Statements

The historical condensed consolidated statement of operations of InfraSource Services, Inc. (“InfraSource”) for the year ended December 31, 2003 has been derived from the historical audited consolidated financial statements of InfraSource for the period May 30, 2003 (date of inception) to December 31, 2003 and results for the predecessor entity, InfraSource Incorporated, for the period January 1, 2003 to September 23, 2003, which were included in our Prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424 (b)(1) (SEC File Number 333-112375) and contained in the related registration statement declared effective on May 6, 2004 (the “IPO Prospectus”).  InfraSource had no operating activity prior to the acquisition of InfraSource Incorporated and certain of its wholly owned subsidaries (collectively, the “InfraSource Group”) on September 24, 2003. The historical condensed consolidated statement of operations of InfraSource for the nine months ended September 30, 2004 has been derived from the historical unaudited consolidated financial statements of InfraSource previously filed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

The historical consolidated statements of operations of Maslonka have been derived from the historical audited financial statements of Maslonka for the year ended December 31, 2003 which were also included in the IPO Prospectus.  The historical combined statement of operations data of EnStructure, have been derived from the historical financial statements of EnStructure, which are included in this Form 8-K/A.

(2)         Merger

On September 24, 2003, we acquired the InfraSource Group pursuant to an Agreement and Plan of Merger dated June 17, 2003 (the “Merger”). In connection with the Merger, we acquired all of the voting interests of InfraSource Incorporated for a total purchase price consideration of $228,614.  In accordance with the terms of the Merger, the purchase price was subject to adjustment based upon the determination of adjusted working capital as of September 23, 2003. We finalized the working capital adjustment, as well as various other purchase price contingencies, in the third quarter of 2004, resulting in a payment to us from Exelon of approximately $7,700, including interest of approximately $200.  We had previously included an expected amount due from Exelon of $10,500 in our purchase price calculation; therefore in the third quarter of 2004 when we received the settlement payment, we adjusted the receivable and increased goodwill by $3,000.  During the third quarter of 2004, we also finalized certain allocation estimates and purchase price contingencies, including the valuation of certain specialty equipment acquired, which resulted in certain purchase price allocation adjustments.  The aggregate effect of these purchase price allocation adjustments was a decrease to goodwill of approximately $2,200. In accordance with the terms of the Merger, we may be entitled to additional contingency payments from Exelon.  Any such payments would result in future adjustments to goodwill, which could be material.

As of September 30, 2004, goodwill related to the Merger is $72,500.  In addition to the Merger related purchase accounting adjustments, goodwill also increased in the third quarter of 2004 by $2,300 for additional contingent purchase price consideration to the former owners of Blair Park Services, Inc. and Sunesys, Inc. (collectively “Blair Park”). Blair Park was acquired by the Predecessor in 2001. As of September 30, 2004, the aggregate liability of $5,000 for contingent purchase price consideration to the former owners of Blair Park is accrued in other long-term liabilities on the condensed consolidated balance sheet. Further modifications to the earn out calculation will result in additional adjustments to goodwill, which could be material. Final settlement of the contingency is required in 2006.

Pursuant to the Merger, we entered into a new term loan and revolving credit facility providing for a term loan of $140,000 and a revolving credit facility of up to $40,000, with availability for letters of credit of $25,000. In addition, we issued a long-term subordinated note payable to Exelon Corporation (“Exelon”), the former majority owner of InfraSource Incorporated, for $29,000. The proceeds of the term loans and the subordinated note, together with the issuance of 19,912,664 shares of our common stock for cash of $91,500, were used to finance the redemption of all then-outstanding shares of InfraSource Incorporated common stock and to fund certain expenses related to the Merger.  The value assigned to the common stock resulted from the negotiated transaction for the purchase of the InfraSource Group.

The adjustments for the year ended December 31, 2003 relating to the Merger in Notes (a), (b), (d) and (e) below reflect adjustments related to the period January 1, 2003 through September 23, 2003.

(a)       Reflects a $4,634 decrease in depreciation expense for the period resulting from the net effect of changes in the estimated lives and basis of certain fixed assets in conjunction with the Merger. The change in the value of assets as a result of the application of SFAS No. 141, which required valuing these assets at fair value, was as follows:

Total
Land and buildings	$1,438
Vehicles and equipment	(3,090)
Fiber optic cable	14,149
$12,497

Also reflects an increase of $1,950 in our insurance premiums to be incurred by us as an independent company after completion of the transaction, based on our 2003 estimate.

(b)                               Reflects the incremental board fees of $75 for retaining an independent chairman and an independent director.

(c)                                Reflects merger related costs of $16,242 relating to the Merger incurred by us as of December 31, 2003, including investment banking and attorneys’ fees, severance and retention costs and change in control payments.

(d)                               Reflects an increase of $1,500 for the amortization expense recorded in conjunction with the Merger relating to the backlog and volume agreement intangible assets.

(e)                                Represents pro forma adjustments to interest expense computed as follows:

Senior credit facility:
Interest expense on $69,650 variable rate term loan (5.67% at December 31, 2003)	$6,419
Letter of credit fees under the revolving credit facility based on $22,346 outstanding (3.75% per annum)	629
Commitment fees under the revolving credit facility based on $17,654 availability (0.5% per annum)	66
Amortization of capitalized financing costs of $6,344 over 7 years, the life of the facility	744

Subordinated promissory note payable to Exelon:

Amortization of $27,316 discount on an effective rate basis over the life of the note	1,829
Increase in interest expense	$9,687

If variable interest rates were to increase 0.125%, interest expense on our senior credit facility would increase by approximately $87 per year, after giving effect to the hedge applicable to a notional amount of $70,000 relating to the term loan.

(f)                                   Represents the income tax expense (benefit) resulting from the foregoing adjustments based on an estimated tax rate of 41%, an assumed statutory rate.

(3)         Maslonka Acquisition

On January 27, 2004, we acquired all of the voting interests of Maslonka, for total purchase price consideration of $77,600, which included the issuance of 4,330,820 shares of our common stock.  The final allocation of the purchase price is subject to a working capital adjustment and settlement of holdback adjustments to the purchase price in accordance with the terms of the acquisition agreement.  We expect the working capital adjustments to be finalized during the first quarter of 2005 and expect the holdback amount, less any amounts retained by us, will be released to the sellers in 2005 and 2006.  Any adjustments resulting from the working capital adjustments and holdback adjustments could result in an adjustment to goodwill, which amounts could be material.  The value of the shares issued to Maslonka stockholders was determined to be approximately $50,700.  Under the terms of the holdback provision, we withheld $6,600 in cash payable at closing and 957,549 shares of common stock.  Of the cash holdback amount, $5,500 is contingent upon Maslonka’s achievement of certain performance targets as well as satisfaction of any indemnification obligations owed to us, which may be set-off against all other portions of the holdback.  The results of Maslonka are included in our consolidated results beginning January 27, 2004.

Additionally, at the time of the acquisition, Maslonka had an outstanding letter of credit collateralized with a $5,000 time deposit account provided by the Maslonka stockholders, which we acquired in the acquisition.  As required pursuant to the acquisition agreement, we reimbursed the Maslonka stockholders for the $5,000 in the third quarter of 2004.  After giving effect to the holdback and the reimbursement of the time deposit account, the amount paid at closing was $26,700 in cash and 3,373,271 shares of our common stock.  We financed the cash portion of the Maslonka acquisition with cash on hand and the issuance of 5,931,950 shares of our common stock to our principal stockholders and certain members of our management for cash of $27,500.  The preliminary purchase price has been initially allocated to the assets acquired and liabilities assumed based on their estimated fair value, which resulted in goodwill of $59.6 million.

Adjustments for the year ended December 31, 2003:

(g)                               Reflects the elimination of interest expense of $271 resulting from the repayment in full of Maslonka’s long-term debt and capital leases of $10,293 and the addition of interest expense of $85 on the assumed $1,000 note to seller at an interest rate of 8.5% per annum.

(h)                               Reflects costs associated with the acquisition totaling $3,463, including compensation expenses of $2,320, deferred compensation expense of $840 and professional fees of $303.

(i)                                  Reflects the addition of amortization expense in the amount of $9,400 related to an intangible asset recorded in conjunction with the Maslonka acquisition to account for the portion of the value of the acquisition attributable to existing backlog.

(j)                                   Represents the income tax expense (benefit) resulting from the foregoing adjustment based on an estimated tax rate of 41%, an assumed statutory rate.

Adjustments for the nine months ended September 30, 2004:

(k)                               Reflects the elimination of interest expense of $125 resulting from the repayment in full of

Maslonka’s long term debt.

(l)          Reflects transaction costs associated with the acquisition totaling $1,473.

(m)     Reflects the addition of amortization expense in the amount of $783 related to an intangible asset recorded in conjunction with the Maslonka acquisition to account for the portion of the value of the acquisition attributable to existing backlog.

(n)       Represents the income tax expense (benefit) resulting from the foregoing adjustment based on an estimated tax rate of 40%, an assumed statutory rate.

(4)         EnStructure Acquisition

On September 3, 2004, we acquired substantially all of the assets and assumed certain liabilities of EnStructure for total purchase price consideration of $21,200 in cash, including transaction costs and $2,000 of cash withheld pursuant to holdback provisions.   The final allocation of the purchase price is subject to a working capital adjustment, final settlement of the holdback adjustments to the purchase price in accordance with the terms of the acquisition agreement and valuations of certain intangible assets which we expect to finalize during the fourth quarter of 2004. Any adjustments resulting from the working capital adjustments and holdback adjustments could result in an adjustment to purchase accounting, which amounts could be material. The results of EnStructure are included in our consolidated results beginning September 3, 2004. The fair value of the EnStructure net assets exceeded the preliminary purchase price. Therefore, as described in SFAS No. 141, Business Combinations, we decreased the eligible assets by the excess amount.

Adjustments for the year ended December 31, 2003:

(o)       Reflects a $422 increase in depreciation expense for the period resulting from the net effects of changes in the estimated lives and basis of certain fixed assets, as well as a reduction of fixed asset values due to the fact that the fair value of the EnStructure net assets exceeded the preliminary purchase price. The change in the value of assets as a result of the application of SFAS No. 141, which required valuing these assets at fair value and decreasing the eligible assets by an amount equal to the excess of the fair value over the purchase price.

(p)       Reflects the net effect of eliminating EnStructure’s historical interest expense of $1,031 and recording interest expense of of $227 (5.67% at December 31, 2003) related to $4,000 borrowing under our senior credit facility incurred in connection with the EnStructure acquisition.

(q)       Represents the income tax expense (benefit) resulting from the foregoing adjustment based on an estimated tax rate of 41%, an assumed statutory rate.

Adjustments for the nine months ended September 30, 2004:

(r)         Reflects a $281 increase in depreciation expense for the period resulting from the net effects of changes in the estimated lives and basis of certain fixed assets, as well as a reduction of fixed asset values due to the fact that the fair value of the EnStructure net assets exceeded the preliminary purchase price. The change in the value of assets as a result of the application of SFAS No. 141, which required valuing these assets at fair value and decreasing the eligible assets by an amount equal to the excess of the fair value over the purchase price.

(s)         Reflects the net effect of eliminating EnStructure’s historical interest expense of $743 and recording interest expense of $150 (5.61% at January 1, 2004) related to $4,000 borrowing under our senior credit facility incurred in connection with the EnStructure acquisition.

(t)          Represents the income tax expense (benefit) resulting from the foregoing adjustment based on an estimated tax rate of 40%, an assumed statutory rate.

(5)         IPO

On May 12, 2004, we completed our IPO of 8,500,000 shares of common stock at a price to the public of $13 per share.  A portion of the net proceeds of the offering was used to repay $50,200 of term loans outstanding under our senior credit facility and a $30,000 principal amount of our subordinated note to Exelon.

Adjustments for the year ended December 31, 2003:

(u)       Represents pro forma adjustments to interest expense for the year computed as follows:

Senior credit facility:
Repayment of $50,200 of variable rate term loan (5.67% at December 31, 2003)	$2,846
Subordinated promissory note payable to Exelon:
Amortization of $27,316 discount on an effective rate basis over the life of the note	2,434
$5,280

(v)        Represents the income tax expense (benefit) resulting from the foregoing adjustments based on an estimated tax rate of 41%, an assumed statutory rate.

Adjustments for the period January 1, 2004 to May 12, 2004, the date of the IPO:

(w)     Represents pro forma adjustments to interest expense for the period computed as follows:

Senior credit facility:
Repayment of $50,200 of variable rate term loan (5.61% at May 12, 2004)	$1,026
Subordinated promissory note payable to Exelon:
Amortization of $27,316 discount on an effective rate basis over the life of the note	872
$1,898

(x)        Represents the income tax expense (benefit) resulting from the foregoing adjustments based on an estimated tax rate of 40%, an assumed statutory rate.

(6)         Basic and Diluted Income (Loss) Per Share

Basic income (loss) per share—continuing operations is computed by dividing net income (loss) from continuing operations by the weighted average common shares outstanding during the period. Diluted income (loss) per share—continuing operations is computed by dividing net income (loss) from continuing operations by the weighted average diluted shares outstanding during the period.

Pro Forma consolidated as adjusted weighted average common shares outstanding for the year ended December 31, 2003 are comprised of the following issuances:

Shares issued in formation of InfraSource Service, Inc.	2
Shares issued in conjunction with the Merger	19,913
Shares issued to the sellers in the Maslonka acquisition	4,331
Shares issued to the principal stockholders and certain executive officers in the Maslonka acquisition	5,932
Shares issued in the IPO	8,500
38,678

Pro Forma consolidated as adjusted weighted average common shares outstanding for the nine months ended September 30, 2004 is calculated by adding the following additional shares to the historical weighted average basic common shares outstanding for the nine months ended September 30, 2004:

Shares issued to the sellers in the Maslonka acquisition	411
Shares issued to the Principal Stockholders and certain executive Officers in the Maslonka acquisition	639
Shares issued in the IPO	4,095
5,145

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.

Date: November 19, 2004	By:	/s/ James Leyden
		Name:	James Leyden
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Accountants